Exhibit 1.01

2015 Conflict Minerals Report

of

Fairchild Semiconductor International, Inc.

Fairchild Semiconductor International, Inc. has included this 2015 Conflict Minerals Report as an exhibit to its Specialized Disclosure Report on Form SD, filed on May 31, 2016 with the Securities and Exchange Commission as required by Rule 13p-1 under Section 13(p) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In this report we refer to
Section 13(p) of the Exchange Act, Rule 13p-1 and Form SD collectively as the “Conflict Minerals Rule.”

In this report, the terms “Fairchild Semiconductor,” “Fairchild,” “we,” “our” and “us” refer to Fairchild Semiconductor International, Inc. individually. We refer to our subsidiaries collectively or individually as appropriate. As used in this report and consistent with the Conflict Minerals Rule, the term “conflict minerals” means columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivative metals tantalum, tin and tungsten, without regard to the location of origin of such minerals or derivative metals.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In particular, statements contained in this document that are not historical facts, including, but not limited to, statements concerning the additional steps that our subsidiaries intend to take to mitigate the risk that necessary conflict minerals benefit armed groups, constitute forward-looking statements and are made under the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. Risks and uncertainties specifically related to conflict minerals may include, but are not limited to:

•	the continued implementation of satisfactory traceability and other compliance measures by our subsidiaries’ direct and indirect suppliers, on a timely basis or at all,

•	whether our subsidiaries’ direct and indirect suppliers, and other market participants including smelters and refiners, responsibly source conflict minerals, and

•	political and regulatory developments, whether in the Democratic Republic of the Congo (the “DRC”) and surrounding countries (together with the DRC, “Covered Countries”), the United States or elsewhere.

We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. We do not undertake to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Applicability of the Conflict Minerals Rule to Fairchild Semiconductor and our Subsidiaries

Fairchild Semiconductor and our subsidiaries worldwide operate vertically integrated semiconductor device design and manufacturing businesses. Our subsidiaries manufacture products in facilities they own in several countries, and our subsidiaries also contract with third parties in several countries to have products manufactured. Virtually all the products that our subsidiaries manufacture or have manufactured contain conflict minerals that are necessary to the functionality or production of such products.

We and our subsidiaries are several levels removed from the mining of minerals and the manufacture of metals (involving conflict minerals or otherwise). Neither we nor any of our subsidiaries purchase raw ore or unrefined minerals or metals, or purchase any materials in the Covered Countries. Due to this position in the supply chain, we depend on our subsidiaries’ direct and indirect suppliers to provide information about conflict minerals contained in the products or materials they supply.

Applicable Fairchild Semiconductor Policies.

It is the policy of Fairchild Semiconductor and its subsidiaries to operate their businesses and manufacturing operations in accordance with, and in ways that promote, internationally-recognized standards of corporate responsibility. In addition, as a full member of the Electronic Industry Citizenship Coalition (the “EICC”), we are committed to advancing the EICC’s vision and mission supporting the rights and wellbeing of workers and communities worldwide affected by the global electronics supply chain.

The EICC and the Global e-Sustainability Initiative (“GeSI”) have requested that companies undertake reasonable due diligence with their supply chain to assure that specified metals are not being sourced from mines in Covered Countries that are controlled by non-government military groups, or unlawful military factions. We support the actions of the EICC and GeSI. We and our subsidiaries have either obtained, or are in the process of obtaining, information from our suppliers concerning the origin of the metals that are used in the manufacture of Fairchild Semiconductor-branded products. Based upon information provided by our suppliers, neither we nor any of our subsidiaries knowingly uses metals originating from Covered Countries in our products.

Suppliers of metals used in the manufacture of Fairchild products (specifically gold, tin, tantalum and tungsten) must demonstrate that they understand and support EICC-GeSI actions and will not knowingly procure specified metals that originate from Covered Countries. Suppliers must provide written evidence of due diligence documenting that raw materials used to produce gold, tin, tantalum and tungsten, supplied to or used in the manufacture of Fairchild products, do not originate from mining or smelting operations in the Covered Countries. Due diligence from each supplier must include, where applicable, completion of the EICC-GeSI Conflict Minerals Reporting Template.

Fairchild Semiconductor’s Conflict Minerals Due Diligence Process

Inherent Limitations on Due Diligence Measures. Because our subsidiaries are downstream purchasers of conflict minerals, our due diligence measures can only provide reasonable assurance regarding the source and chain of custody of the necessary conflict minerals used in Fairchild Semiconductor-branded products. Our due diligence processes are highly dependent upon the degree to which our subsidiaries’ direct and indirect suppliers provide complete and accurate information concerning the original sources of necessary conflict minerals. It is possible that those sources of information may provide inaccurate or incomplete information, or be subject to fraud.

Additionally, it is difficult to obtain continuous, real-time information from our suppliers. The supply chain for commodities such as conflict minerals is highly complex, with ore continuously delivered to smelters and refiners, smelters and refiners smelting or refining ores into derivatives, derivatives being shipped, sold and stored in numerous market locations around the world, and distributors and purchasers holding varying amounts of the derivatives in inventory for use. Since our subsidiaries that purchase conflict minerals (or products containing conflict minerals) do not have direct contractual relationships with smelters and refiners, we rely on direct and indirect suppliers to gather and provide specific information about the date when the ore is smelted into a derivative and later shipped, stored, sold and first entered the stream of commerce. We seek sourcing data on a periodic basis from our subsidiaries’ suppliers, as well as certain smelters and refiners. We ask that the data cover the entire reporting year, and we seek to use contract provisions requiring the suppliers to promptly update us in the event that the sourcing data changes.

Fairchild Semiconductor’s Due Diligence Process. Pursuant to the Conflict Minerals Rule, for 2015 we undertook due diligence measures on the source and chain of custody of the necessary conflict minerals in our products that we had reason to believe may have originated from a Covered Country and that may not have come from recycled or scrap sources, to attempt to determine whether such products were “conflict free”. We use the term “conflict free” in this report in a broader sense to refer to suppliers, supply chains, smelters and refiners whose sources of conflict minerals did not or do not directly or indirectly finance or benefit armed groups in the Covered Countries.

As noted above, we are members of the EICC. Working together with other EICC members as well as other non-member participants in our supply chain, we participate in various programs designed to promote responsible mineral extraction standards. Specifically, the Conflict Free Sourcing Initiative (“CFSI”) is a voluntary program created by the EICC and GeSI in which an independent third party evaluates a smelter’s procurement activities and determines if the smelter demonstrated that all the materials the smelter processed originated from conflict-free sources. The CFSI aims to enable companies to source conflict-free minerals. Companies that want to source responsibly are able to use the results of CFSI audits in their own due diligence programs.

A fundamental element of the CFSI is its ability to consolidate sourcing data received from smelters and refiners in a standardized reporting template. The Conflict Minerals Reporting Template (“CMRT”) is a free, standardized reporting template developed by the CFSI that facilitates the transfer of information through the supply chain regarding mineral country of origin and smelters and refiners being utilized. The template also facilitates the identification of new smelters and refiners to potentially undergo an audit via the CFSI. Fairchild Semiconductor publishes our CMRT on our website at https://www.fairchildsemi.com/about/corporate-responsibility/.

Due Diligence Process for 2015. Fairchild Semiconductor retained a specialized third-party consultant to assist in our due diligence efforts in connection with our 2015 Conflict Minerals Report. Together with the third-party, we requested CMRTs from 85 suppliers. Our subsidiaries identified these suppliers based on CMRTs already on file, and also by identifying suppliers that had not provided a CMRT before the most recent process was undertaken. Suppliers were requested to provide us with their latest CMRT. After the survey period, the new supplier CMRTs were processed, and reasonable country of origin reports were generated based on the CFSI’s V4.01b and the CFSI’s Smelter Compliance Statuses List published by CFSI as of March 4, 2016.

As a result of this process, we identified 190 unique smelters or refiners in our subsidiaries’ supply chains. Of these 190 smelters or refiners, 175 (92%) are participating in the CFSI and are either in compliance with the CFSI audit protocols or active in the application process. We continue to monitor and evaluate all of our suppliers and the smelters and refiners they report on CMRTs, with the ultimate goal of becoming 100% conflict free.

The smelters or refiners participating in the CFSI, as reported by our subsidiaries’ suppliers in the above process, were as follows:

Metal	Smelter Name	Smelter Location Country

Gold	Western Australian Mint trading as The Perth Mint	Australia

Gold	Umicore SA Business Unit Precious Metals Refining	Belgium

Gold	AngloGold Ashanti Cуrrego do SHtio Mineraзгo	Brazil

Gold	Umicore Brasil Ltda.	Brazil

Gold	Asahi Refining Canada Limited	Canada

Gold	CCR Refinery - Glencore Canada Corporation	Canada

Gold	Royal Canadian Mint	Canada

Gold	Heraeus Ltd. Hong Kong	China

Gold	Jiangxi Copper Company Limited	China

Gold	Metalor Technologies (Hong Kong) Ltd.	China

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany

Gold	Aurubis AG	Germany

Gold	C. Hafner GmbH + Co. KG	Germany

Gold	Heimerle + Meule GmbH	Germany

Gold	Heraeus Precious Metals GmbH & Co. KG	Germany

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia

Gold	Chimet S.p.A.	Italy

Gold	Aida Chemical Industries Co., Ltd.	Japan

Gold	Asahi Pretec Corporation	Japan

Gold	Asaka Riken Co., Ltd.	Japan

Gold	Dowa (Gold)	Japan

Gold	Eco-System Recycling Co., Ltd.	Japan

Gold	Ishifuku Metal Industry Co., Ltd.	Japan

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan

Gold	Kojima Chemicals Co., Ltd.	Japan

Gold	Matsuda Sangyo Co., Ltd.	Japan

Gold	Mitsubishi Materials Corporation Gold	Japan

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan

Gold	Nihon Material Co., Ltd.	Japan

Gold	Ohura Precious Metal Industry Co., Ltd.	Japan

Gold	Sumitomo Metal Mining Co., Ltd.	Japan

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan

Gold	Tokuriki Honten Co., Ltd.	Japan

Gold	Yamamoto Precious Metal Co., Ltd.	Japan

Gold	Yokohama Metal Co., Ltd.	Japan

Gold	LS-NIKKO Copper Inc.	Korea, Republic Of

Gold	METALЪRGICA MET-MEX PEСOLES, S.A. DE C.V	Mexico

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore

Gold	Rand Refinery (Pty) Ltd.	South Africa

Gold	SEMPSA JoyerHa PlaterHa SA	Spain

Gold	Boliden AB	Sweden

Gold	Argor-Heraeus SA	Switzerland

Gold	Metalor Technologies SA	Switzerland

Gold	PAMP SA	Switzerland

Gold	PX Prйcinox SA	Switzerland

Gold	Valcambi SA	Switzerland

Gold	Solar Applied Materials Technology Corp.	Taiwan

Gold	Umicore Precious Metals Thailand	Thailand

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey

Gold	Istanbul Gold Refinery	Turkey

Gold	Nadir Metal Rafineri San. Ve Tic. A.?.	Turkey

Gold	Asahi Refining USA Inc.	United States

Gold	Elemetal Refining, LLC	United States

Gold	Kennecott Utah Copper LLC	United States

Gold	Materion	United States

Gold	Metalor USA Refining Corporation	United States

Gold	Republic Metals Corporation	United States

Gold	United Precious Metal Refining, Inc.	United States

Tin	Metallo-Chimique N.V.	Belgium

Tin	EM Vinto	Bolivia

Tin	Operaciones Metalurgical S.A.	Bolivia

Tin	Cooperativa Metalurgica de Rondфnia Ltda.	Brazil

Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil

Tin	Melt Metais e Ligas S/A	Brazil

Tin	Mineraзгo Taboca S.A. (Tin)	Brazil

Tin	Resind Indъstria e Comйrcio Ltda	Brazil

Tin	Soft Metais Ltda.	Brazil

Tin	White Solder Metalurgia e Mineraзгo Ltda.	Brazil

Tin	China Tin Group Co., Ltd.	China

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China

Tin	Yunnan Tin Group (Holding) Company Limited	China

Tin	CV Ayi Jaya	Indonesia

Tin	CV Gita Pesona	Indonesia

Tin	CV Serumpun Sebalai	Indonesia

Tin	CV United Smelting	Indonesia

Tin	CV Venus Inti Perkasa	Indonesia

Tin	PT ATD Makmur Mandiri Jaya	Indonesia

Tin	PT Aries Kencana Sejahtera	Indonesia

Tin	PT Artha Cipta Langgeng	Indonesia

Tin	PT Babel Inti Perkasa	Indonesia

Tin	PT Bangka Prima Tin	Indonesia

Tin	PT Bangka Tin Industry	Indonesia

Tin	PT Belitung Industri Sejahtera	Indonesia

Tin	PT BilliTin Makmur Lestari	Indonesia

Tin	PT Bukit Timah	Indonesia

Tin	PT Cipta Persada Mulia	Indonesia

Tin	PT DS Jaya Abadi	Indonesia

Tin	PT Eunindo Usaha Mandiri	Indonesia

Tin	PT Inti Stania Prima	Indonesia

Tin	PT Justindo	Indonesia

Tin	PT Mitra Stania Prima	Indonesia

Tin	PT Panca Mega Persada	Indonesia

Tin	PT Prima Timah Utama	Indonesia

Tin	PT Refined Bangka Tin	Indonesia

Tin	PT Sariwiguna Binasentosa	Indonesia

Tin	PT Stanindo Inti Perkasa	Indonesia

Tin	PT Sukses Inti Makmur	Indonesia

Tin	PT Sumber Jaya Indah	Indonesia

Tin	PT Timah (Persero) Tbk Kundur	Indonesia

Tin	PT Timah (Persero) Tbk Mentok	Indonesia

Tin	PT Tinindo Inter Nusa	Indonesia

Tin	PT Tommy Utama	Indonesia

Tin	PT Wahana Perkit Jaya	Indonesia

Tin	Dowa (Tin)	Japan

Tin	Mitsubishi Materials Corporation Tin	Japan

Tin	Malaysia Smelting Corporation (MSC)	Malaysia

Tin	Minsur	Peru

Tin	O.M. Manufacturing Philippines, Inc.	Philippines

Tin	Fenix Metals	Poland

Tin	Elmet S.L.U. (Metallo Group)	Spain

Tin	Rui Da Hung	Taiwan

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand

Tin	Thaisarco	Thailand

Tin	Alpha	United States

Tin	Metallic Resources, Inc.	United States

Tin	VQB Mineral and Trading Group JSC	Vietnam

Tantalum	Plansee SE Liezen	Austria

Tantalum	Plansee SE Reutte	Austria

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China

Tantalum	Conghua Tantalum and Niobium Smeltry	China

Tantalum	F&X Electro-Materials Ltd.	China

Tantalum	Jiujiang Tanbre Co., Ltd.	China

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China

Tantalum	Zhuzhou Cemented Carbide	China

Tantalum	H.C. Starck GmbH Goslar	Germany

Tantalum	H.C. Starck GmbH Laufenburg	Germany

Tantalum	H.C. Starck Hermsdorf GmbH	Germany

Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany

Tantalum	H.C. Starck Ltd. (JP)	Japan

Tantalum	Mitsui Mining & Smelting	Japan

Tantalum	Taki Chemicals	Japan

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan

Tantalum	Solikamsk Magnesium Works OAO	Russian Federation

Tantalum	H.C. Starck Co., Ltd. (TH)	Thailand

Tantalum	Global Advanced Metals Boyertown	United States

Tantalum	H.C. Starck Inc. (US)	United States

Tungsten	Wolfram Bergbau und Hьtten AG	Austria

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China

Tungsten	Xiamen Tungsten Co., Ltd.	China

Tungsten	H.C. Starck GmbH	Germany

Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany

Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan

Tungsten	Japan New Metals Co., Ltd.	Japan

Tungsten	Hydrometallurg, JSC	Russian Federation

Tungsten	Global Tungsten & Powders Corp.	United States

Tungsten	Kennametal Huntsville	United States

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam

Gold	Samduck Precious Metals	Korea, Republic Of

Gold	Cendres + Mйtaux SA	Switzerland

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan

Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	China

Tin	Gejiu Kai Meng Industry and Trade LLC	China

Tin	HuiChang Hill Tin Industry Co., Ltd.	China

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China

Tin	Feinhьtte Halsbrьcke GmbH	Germany

Tin	PT Karimun Mining	Indonesia

Tin	Phoenix Metal Ltd.	Rwanda

Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam